UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2014

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2014, Nordson Medical Corporation, a wholly owned subsidiary of Nordson Corporation ("Nordson Medical"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Avalon Laboratories Holding Corp., a Delaware corporation ("Avalon"), Arriba Merger Corp., a wholly owned subsidiary of Nordson Medical ("Merger Sub"), American Capital Equity III, LP (the "Representative") and, for the limited purposes set forth therein, Nordson Corporation ("Nordson"), pursuant to which Merger Sub will merge with and into Avalon, with Avalon surviving the merger as a wholly owned subsidiary of Nordson Medical (the "Acquisition"). Avalon is a leading designer and manufacturer of specialty cannulae, catheters and other complex wire-reinforced medical tubing products for the cardiology and pulmonology market segments. The Acquisition is expected to close in August 2014, subject to customary closing conditions.

Under the Merger Agreement, Nordson Medical will acquire Avalon on a cash-free and debt-free basis for an aggregate purchase price of $180 million, subject to certain adjustments (including a customary working capital adjustment).

The Merger Agreement contains customary representations, warranties and covenants made by Nordson Medical, Merger Sub and Avalon. Subject to certain exceptions, the representations and warranties of Avalon survive until the 12-month anniversary of the closing of the Acquisition. Specified fundamental representations and warranties, such as organization, authorization, capitalization and stockholder approval survive indefinitely, and representations and warranties relating to employee benefits and tax matters survive until 90 days following expiration of the applicable statute of limitations. Indemnification claims are generally capped at $5.4 million, except for indemnification claims relating to breaches of certain fundamental representations and warranties and breaches of covenants. Indemnification claims are also generally subject to a $1.8 million aggregate deductible and to a separate $50,000 individual threshold.

The Merger Agreement may be terminated at any time prior to closing by the mutual written consent of Nordson Medical and Avalon, by Nordson Medical or Avalon upon a material breach of the Merger Agreement (subject to certain customary limitations) and by Nordson Medical or Avalon if the transactions contemplated by the Merger Agreement have not been consummated on or before August 31, 2014 (subject to certain customary limitations). The closing of the Acquisition is subject to certain customary closing conditions.

A copy of the press release, dated August 4, 2014, announcing the Acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of Nordson Corporation dated August 4, 2014.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meanings of Section 27A the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. These forward-looking statements include statements regarding expectations as to the completion of the Acquisition and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein and therein involve risks, uncertainties and assumptions that could cause actual results to differ materially from those referred to in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially include: Nordson Medical's ability to close the Acquisition in the expected timeframe or at all; Nordson Medical's ability to integrate Avalon successfully and achieve the expected results of the Acquisition; and Nordson Medical's ability to retain Avalon's management team and Avalon's relationships with customers and suppliers. More information about Nordson and risks and assumptions related to Nordson's business are detailed in the reports Nordson files with the Securities and Exchange Commission. Nordson undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

August 6, 2014	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Nordson Corporation dated August 4, 2014